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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-0149, 333-31371, 333-31369, 333-31670, 333-43238, 333-61823, 333-70323, 333-87396, 333-89231, 333-98925, 333-108782, and 333-110970) and S-3 (Nos. 333-00273 and 333-90667) of Ascential Software Corporation of our report dated January 29, 2004 relating to the financial statements which appears in this Annual Report on form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS